Exhibit 99.1

IMPORTANT TAX NOTICE

February 27, 2023

Attention: U.S. Shareholders of FTAC Athena Acquisition Corp.

Re: 2022 PFIC Status

This statement is provided for shareholders who are United States persons for purposes of the U.S. Internal Revenue Code. It is not relevant to other shareholders.

FTAC Athena Acquisition Corp. (or “the Company”) meets the Internal Revenue Code definition of a passive foreign investment company (“PFIC”) for the taxable year ended December 31, 2022. The Company is hereby making available PFIC Annual Information Statements for the Company for their taxable year ending December 31, 2022 pursuant to the requirements of Treasury Regulation Section 1.1295-1(j)(1).

The PFIC Annual Information Statements contain information to enable you, should you choose, to elect to treat the Company as a Qualified Electing Fund (“QEF”).

A U.S. shareholder, who makes a QEF election for the Company, is required annually to include in his or her income, or his or her pro rata share, of the ordinary earnings and net capital gains for the Company. The QEF election is made by completing and attaching Form 8621 for each PFIC to your federal income tax return filed by the due date of the return, including extensions.

U.S. shareholders are advised to consult with their tax advisors with respect to the 2022 PFIC Annual Information Statement.

Further information on PFIC rules is available on the internet at the Internal Revenue Service website, including the following pages:

●	Detailed information about PFICs and the QEF election: https://www.irs.gov/instructions/i8621

●	Instructions to complete Form 8621: https://www.irs.gov/pub/irs-pdf/i8621.pdf

●	Form 8621: https://www.irs.gov/pub/irs-pdf/f8621.pdf

THIS INFORMATION IS PROVIDED IN ORDER TO ASSIST SHAREHOLDERS IN MAKING CALCULATIONS AND DOES NOT CONSTITUTE TAX ADVICE. SHAREHOLDERS ARE ADVICED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE OVERALL TAX CONSEQUENCES OF THE OWNERSHIP OF MOTIVE CAPITAL CORP. ARISING IN THEIR OWN PARTICULAR SITUATIONS UNDER THE UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN LAW.

FTAC Athena Acquisition Corp.

PFIC Annual Statement

Entity Name: FTAC Athena Acquisition Corp.

FTAC Athena Acquisition Corp. (the “Company”) may be considered a “passive foreign investment company” (“PFIC”) for

U.S. federal income tax purposes. The following information is provided to allow a shareholder of the Company (a “Shareholder”) to make an election under Section 1295 of the Internal Revenue Code to treat the Company as a Qualified Electing Fund (“QEF Election”) for U.S. federal income tax purposes. The QEF Election is optional and can only be made by the Shareholder. The Company is unable to make this election on behalf of the Shareholder. Please note that a QEF election may not be recognized for state income tax purposes in some states. The PFIC rules are complex. Please consult with your personal tax advisor to determine whether or not it is advisable for you to make a QEF Election with respect to your investment in the Company.

(1)	This PFIC Annual Information statement applies to the tax period of the Company:

Beginning	1/1/2022	Ending	12/31/2022

(2)	The Shareholder’s per-unit, per-day information for the Company’s taxable period specified in paragraph (1) is provided in the below chart. We recommend that all U.S. taxpayers consult a tax advisor concerning the overall tax consequences of their ownership in the Company and their U.S. tax reporting requirements.

Fund Name (and name of any underlying funds if applicable)	Ticker	Ordinary Earnings (US$)	Net Capital Gains (US$)
FTAC Athena Acquisition Corp.	FTAA	0.0003890018	NONE

(3)	The amount of cash and fair market value of other property distributed or deemed distributed by the Company to the Shareholder during the Company’s taxable period specified in paragraph (1) is as follows:

Cash:	NONE
Fair Market Value of Property:	NONE

(4)	The Company will permit the Shareholder to inspect and copy the Company’s permanent books of account, records, and such other documents as may be maintained by the Company that are necessary to establish that PFIC ordinary earnings and net capital gain, as provided in Section 1293(e) of the Internal Revenue Code, are computed in accordance with U.S. income tax principles, and to verify these amounts and the Shareholder’s pro rata share thereof.

FTAC Athena Acquisition Corp.

Date: February 27, 2023	By:
	Title:	Chief Financial Officer

Additional Information

The following additional information is supplied to enable the Shareholder to complete IRS Form 8621:

(Please note: a Shareholder may have additional filing disclosures including, but not limited to, Forms 926, 5471, and/or 8938 as a result of the Shareholder’s investment in the Company. Please consult your tax advisor.)

Address of the PFIC:	2929 Arch Street, Suite 1703
Philadelphia, PA 19104
Taxpayer Identification Number:	98-1566664
Country of Incorporation:	Cayman Islands
Date of Incorporation:	11/5/2020